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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


        We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Capstone Turbine Corporation and management's report on the effectiveness of internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of material weaknesses) dated June 29, 2005, appearing in the Annual Report on Form 10-K of Capstone Turbine Corporation for the year ended March 31, 2005.


DELOITTE & TOUCHE LLP
/s/ Deloitte & Touche LLP


Los Angeles, California
January 30, 2006